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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement.



Denver, Colorado
June 6, 1997                             /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP